                                 Exhibit h (3)

                       AMENDMENT TO THE TRANSFER AGENCY
                            AND SERVICES AGREEMENT

     THIS AMENDMENT, dated as of this 28/th/ day of December, 1999 is made to the Transfer Agency and Services Agreement (the "Agreement") dated February 26, between REMBRANDT FUNDS (n/k/a the ABN AMRO Funds)(the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. (n/k/a PFPC Inc.)("PFPC").

                                  WITNESSETH

     WHEREAS, the parties desire to amend the Agreement.

     NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. All references to "First Data Investor Services Group, Inc." and "Investor Services Group" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2. Section 6.1 is modified by adding the following sentence: "The Fund acknowledges that PFPC receives float benefits and investment earnings in connection with maintaining certain accounts required to provide services under this Agreement."

3. Exhibit 1 "LIST OF PORTFOLIOS" is hereby deleted and replaced with the attached revised Exhibit 1.

4. Schedule B "FEE SCHEDULE" is hereby deleted and replaced with the attached revised Schedule B.

5. Schedule C "OUT-OF-POCKET EXPENSES is hereby deleted and replaced with the attached revised Schedule C.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


ABN AMRO FUNDS                      PFPC INC.
(f/k/a Rembrandt Funds)             (f/k/a First Data Investor Services Group)

By: /s/ Steven A. Smith  By:        /s/ Jylanne Dunn

Title: Senior Vice President        Title: Senior Vice President

                                   Exhibit 1

                              LIST OF PORTFOLIOS

                        Revised as of December 28, 1999

Money Market Funds
      Treasury Money Market Fund
      Government Money Market Fund
      Money Market Fund
      Tax-Exempt Money Market Fund

Fixed Income Funds
      Fixed Income Fund
      Tax-Exempt Fixed Income Fund
      International Fixed Income Fund

Balanced Funds
      Balanced Fund

Equity Funds
      Value Fund
      Growth Fund
      International Equity Fund
      Small Cap Fund
      Asian Tigers Fund
      TransEurope Fund
      Latin America Equity Fund
      Real Estate Fund

Institutional Funds
      Prime Money Market Fund
      Treasury Money Market Fund
      Government Money Market Fund

                                  Schedule B

                                 FEE SCHEDULE
                                 ------------

                        Revised As of December 28, 1999

1.   Standard Fees

         Per Open Account:
           Money Market Funds      $20.00 per account
           Fixed Income Funds      $17.00 per account
           Balanced Funds          $17.00 per account
           Equity Fund             $15.00 per account
           Institutional Funds     *

         Per Closed Account:       $3.00 per account

         Minimum fee per class     $10,000

     *Open Account Fee, Closed Account Fee and Minimum fee per class is waived for the Institutional Fund

After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty
(30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

2.   Programming Costs

     (a) Dedicated Team:

         Programmer                      $100,000 per annum
         BSA                             $ 85,000 per annum
         Tester                          $ 65,000 per annum

     (b) System Enhancements (Non Dedicated Team):

         Programmer                      $ 135.00 per hour

     No Programming Costs shall be incurred by Investor Services Group on behalf of the Fund without the prior written consent of the Fund.

3.   Early Termination Fee. The Early Termination Fee referred to in Section
13.5 and Section 8(e) of the Administration Agreement (together with this Agreement, the "Agreements") shall equal in the aggregate $1,500,000 if such termination occurs during the first year of the Agreements and $750,000 if such termination occurs during the second year of the Agreements.

4.   Print/Mail Fees.

     Work Order                    $7.00 per work order


     Daily Work (Confirms)
            Hand                   $71/M with $75.00 minimum
                                   $0.07/each insert (BRE & CRE have no charge)

            Machine                $42/M with $50.00 minimum
                                   $0.003/each insert (BRE & CRE have no charge)

     Daily Checks
            Hand                   $71/M with $100.00 minimum daily
                                   $0.08/each insert (BRE & CRE have no charge)

            Machine                $42/M with $75.00 minimum daily
                                   $0.003/each insert (BRE & CRE have no charge)

            There is a $2.50 charge for each Form 3606 sent.

     Statements
            Hand                   $78/M with $75.00 minimum
                                   $0.08/each insert (BRE & CRE have no charge)

            Machine                $52/M with $75.00 minimum
                                   $0.003/each insert (BRE & CRE have no charge) $58/M for intelligent inserting

     Periodic Checks
            Hand                   $78/M with $100.00 minimum
                                   $0.08/each insert (BRE & CRE have no charge)

      Machine                      $52/M with $100.00 minimum
                                   $0.01/each insert (BRE & CRE have no charge)

12b-1/Dealer Commission
Checks/Statements                  $0.78/each envelope with $100.00 minimum

Spac Reports/Group Statements      $78/M with $75.00 minimum

Messaging                          $20/message

Listbills                          $0.78 per envelope with $75.00 minimum

Printing Charges                   $0.08/confirm/statement/page
                                   $0.10/check

Folding (Machine)                  $18/M

Folding (Hand)                     $.12 each

Presort Charge                     $0.277 postage rate
                                   $0.035/piece

Courier Charge                     $15.00 for each on call courier trip/ or
                                   actual cost for on demand

Overnight Charge                   $3.50/package service charge plus Federal
                                   Express/Airborne charge

Inventory Charge                   $20.00 for each inventory location as of the
                                   15th of the month

Hourly Work: Special Projects,
Opening Envelopes, etc.            $24.00/hour

Special Pulls                      $2.50 per account pull

Boxes/Envelopes
      Shipping Boxes               $0.85 each
      Oversized Envelopes          $0.45 each

Forms Development/Programming Fee  $100.00/hour

Cutting Charges                    $10.00/M

5. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:
     .    Ad hoc reports
     .    Ad hoc SQL time
     .    Microfiche/microfilm production
     .    Magnetic media tapes and freight

                            OUT-OF-POCKET EXPENSES

The Fund shall reimburse PFPC monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     .    Postage - direct pass through to the Fund
     . Telephone and telecommunication costs, including all lease, maintenance and line costs
     .    Proxy solicitations, mailings and tabulations
     .    Shipping, Certified and Overnight mail and insurance
     . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     .    Duplicating services
     . Distribution and Redemption Check Issuance ($.07 per item for FSR System Clients)
     .    Courier services
     .    Federal Reserve charges for check clearance
     .    Overtime, as approved by the Fund
     .    Temporary staff, as approved by the Fund
     .    Travel and entertainment, as approved by the Fund
     . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
     .    Third party audit reviews
     .    Insurance

     The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with PFPC. In addition, the Fund will promptly PFPC for any other unscheduled expenses incurred by Investor Services Group whenever the Fund PFPC mutually agree that such expenses are not otherwise properly borne by PFPC as part of its duties and obligations under the Agreement.